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                                                             PARK OHIO INDUSTRIES, INC.
                                              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                      (IN THOUSANDS, EXCEPT RATIO DATA)

                                                                                                                Exhibit 12.1


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                                                                 2004           2003           2002           2001          2000
                                                        ---------------------------------------------------------------------------
Earnings (loss) before Income Taxes                            $17,933       ($11,523)      ($11,044)      ($36,844)       $7,906
Less Capitalized Interest
Fixed Charges                                                   34,942         29,572         31,206         35,320        35,084
                                                        ---------------------------------------------------------------------------
Earnings available for Fixed Charges                           $52,875        $18,049        $19,750        ($1,524)      $42,990

Fixed Charges:
Interest Component of Rent Expense                               3,529          3,421          3,583          4,212         4,272
Interest Expense                                                31,413         26,151         27,623         31,108        30,812
Interest Capitalized
Amortization of Deferred Financing Costs(1)
                                                        ---------------------------------------------------------------------------
Total Fixed Charges                                            $34,942        $29,572        $31,206        $35,320       $35,084
                                                        ===========================================================================

Ratio of Earnings to Fixed Charges                                 1.5             (2)            (2)            (2)          1.2



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(1) Included in Interest Expense
(2) Earnings were inadequate to cover fixed charges for the years ended December 31, 2003, 2002 and 2001, and the coverage deficiency totaled $11,523, $11,044 and $36,844 respectively.